EXHIBIT 99.1
                                                                    ------------



FOR IMMEDIATE RELEASE

Contact:

Bruce Riggins                                         Jerry Daly or Carol McCune
VP, Strategic Planning & Analysis             Daly Gray Public Relations (Media)
(703) 812-7223                                                    (703) 435-6293


      MERISTAR HOSPITALITY COMPLETES OFFERING OF 12.0 MILLION COMMON SHARES



         ARLINGTON, Va., Sept. 29, 2003--MeriStar Hospitality Corporation (NYSE:
MHX), one of the nation's largest hotel real estate investment trusts (REIT), today announced that it has completed the sale of 12.0 million shares of its common stock at a price to the public of $7.20 per share pursuant to its effective shelf registration statement filed under the Securities Act of 1933. Proceeds to the company, net of underwriting discounts and commissions, were $82.9 million. The underwriters have until October 24, 2003 to exercise an over-allotment option to purchase up to an additional 1.8 million shares. Lehman Brothers is the bookrunning manager, and Citigroup is co-manager for this transaction.

         Proceeds from the sale will be used primarily to acquire hotels. To the extent that proceeds are not used to acquire hotels, they will be used for general corporate purposes.

         Copies of the prospectus may be obtained from Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, phone: 631-254-7106, fax: 631-254-7268, e-mail:
niokioh_wright@adp.com.

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under securities laws of any such state.

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         Arlington, Va.-based MeriStar Hospitality Corporation owns 101 principally upscale, full-service hotels in major markets and resort locations with 26,290 rooms in 25 states, the District of Columbia and Canada. The company owns hotels under such internationally known brands as Hilton, Sheraton, Marriott, Westin, Doubletree and Radisson. For more information about MeriStar Hospitality Corporation, visit the company's Web site: www.meristar.com.

         This press release contains forward-looking statements about MeriStar Hospitality Corporation, including those statements regarding future operating results, the timing and composition of revenues and expected proceeds from asset sales, among others. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the following: the current slowdown of the national economy; economic conditions generally and the real estate market specifically; the impact of the September 11, 2001 terrorist attacks and actual or threatened future terrorist incidents; the threatened or actual outbreak of hostilities and international political instability; governmental actions; legislative/regulatory changes, including changes to laws governing the taxation of REITs; level of proceeds from asset sales; cash available for capital expenditures; availability of capital; ability to refinance debt; rising interest rates; rising insurance premiums; competition; supply and demand for hotel rooms in our current and proposed market areas, including the existing and continuing weakness in business travel and lower-than expected daily room rates; other factors that may influence the travel industry, including health, safety and economic factors; and changes in general accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for the year ended December 31, 2002. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.